SUB-ITEM 77C:    SUBMISSION OF MATTERS TO A VOTE OF SECURITY      HOLDERS

On June 29, 2016, a Special Meeting of Shareholders of Schwartz Value Focused Fund (the "Fund"), a series of Schwartz Investment Trust (the "Trust"), was held for the purpose of voting on the following Proposals:

Proposal 1:	Approve a proposal to reclassify the Fund from a diversified fund to a non-diversified fund.

Proposal 2:	Approve a proposal to approve the removal of the fundamental investment limitation of the Fund that prohibits it from investing more than 5% of its total assets in the securities of any one issuer (other than the United States Government, it agencies or instrumentalities).

Proposal 3:	Approve a proposal to approve the removal of the fundamental investment limitation of the Fund that prohibits it from acquiring more than 10% of the outstanding voting securities of any one issuer.

Proposal 4:	Approve a proposal to approve the removal of the fundamental investment limitation of the Fund that prohibits it from investing more than 10% of its total assets in the securities of unseasoned issuers or securities that are subject to legal or contractual restriction on resale.

The total number of shares of the Fund present in person or by proxy represented approximately 69.37% of the shares entitled to vote at the Special Meeting.

The shareholders of the Fund voted to approve the new investment advisory agreement.  The votes cast with respect to Proposal 1 were as follows:

Number of Shares
_____For_____	_____Against_____	_____Abstain_____	% Voted in Favor
571,035.395	4,247.506	0	68.86%

The shareholders of the Fund voted to elect all five nominees to serve on the Board of Trustees.  The votes cast with respect to Proposal 2 were as follows:

Number of Shares
_____For_____	_____Against_____	_____Abstain_____	% Voted in Favor
571,035.395	4,247.506	0	68.86%

The shareholders of the Fund voted to elect all five nominees to serve on the Board of Trustees.  The votes cast with respect to Proposal 3 were as follows:

Number of Shares
_____For_____	_____Against_____	_____Abstain_____	% Voted in Favor
571,035.395	4,247.506	0	68.86%

The shareholders of the Fund voted to elect all five nominees to serve on the Board of Trustees.  The votes cast with respect to Proposal 4 were as follows:

Number of Shares
_____For_____	_____Against_____	_____Abstain_____	% Voted in Favor
571,035.395	4,247.506	0	68.86%